EXHIBIT 23.03

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                [LETTERHEAD OF PINCOCK ALLEN & HOLT]

                          June 17, 1997

Mr. John Bielun
Chief Financial Officer
Alta Gold Co.
601 Whitney Ranch Road
Suite 10
Henderson, Nevada 89014

Dear Sirs:

     Pincock, Allen & Holt, a mining consulting firm based in Lakewood, Colorado, hereby consents to the incorporation by reference in Amendment No. 1 to Form S-3 of our report entitled, RESERVE AUDIT, KINSLEY MOUNTAIN GOLD MINE, OLINGHOUSE GOLD PROJECT, GRIFFON GOLD PROJECT, AND THE COPPER FLAT COPPER PROJECT, dated March 14, 1997, and all references to our firm included in or made part of Alta Gold Co.'s Annual Report on Form 10-K for the fiscal year ending December 31, 1996.

                                 Very truly yours,

                                 PINCOCK, ALLEN & HOLT
                                 /s/ K.M. Kolin
                                 K.K. Kolin, P.E.
                                 Executive Vice President

KMK/ch